Exhibit 3.1
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                           AMENDED AND RESTATED BYLAWS

                                       OF

                       ADELPHIA COMMUNICATIONS CORPORATION

                      (As amended through January 23, 2003)

                                    ARTICLE I

                                  Stockholders

     Section 1.1 Annual Meetings. An annual meeting of the stockholders shall be held for the election of directors and the transaction of any other proper business on the first Thursday of June in each year, if not a legal holiday, and if a legal holiday, then on the next secular day following at 10:00 a.m., or at such date, time and place either within or without Delaware as may be designated by the Board of Directors from time to time.

     Section 1.2 Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman of the Board, the President, any Executive Vice President, or the Board of Directors to be held at such date, time and place either within or without Delaware as may be stated in the notice of the meeting.

     Section 1.3 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, such written notice shall be given not less than ten (10) nor more than sixty (60) days before the day of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the corporation.

     Section 1.4 Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken At the adjourned meeting the stockholders may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

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     Section 1.5 Quorum. Except as otherwise provided in the certificate of incorporation or by law, at any meeting of the stockholders, the presence in person or by proxy of the holders of the majority of the votes of all of the outstanding shares, in the aggregate, of all classes of stock entitled to vote at the meeting shall constitute a quorum. The stockholders present at a duly organized meeting may continue to do business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting in the manner provided by Section 1.4 of these bylaws until a quorum shall attend.

     Section 1.6 Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, or in the absence of the Chairman of the Board, by the President, or in the absence of the President, by any Vice President, or in the absence of the foregoing persons, by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as Secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as Secretary of the meeting.

     Section 1.7 Voting; Proxies. The stockholders of the Corporation shall have such voting rights and powers as set forth in the certificate of incorporation. All questions shall be decided by the vote of the majority of the votes of all of the voting shares of all classes, in the aggregate, entitled to vote on the matter in question, represented at any meeting, unless otherwise provided in the certificate of incorporation or by law. Each stockholder entitled to vote at a meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. All proxies must be in writing and filed with the Secretary of the corporation. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if it is coupled with an interest sufficient in law to support an irrevocable power. Revocation of a proxy is not effective until notice of the revocation has been given to the Secretary of the corporation.

     Section 1.8 Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express written consent to corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, except that the Board of Directors may fix a new record date for the adjourned meeting. In the event dividends are declared, stock transfer books will not be closed but that a record date will be set by

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the Company, upon which date the transfer agent will take a record of all shareholders entitled to the dividend without actually closing the transfer books.

     Section 1.9 List of Stockholders Entitled to Vote. The officer in charge of the stock ledger of the corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares registered in the name of each, which list shall be kept on file at the registered office of the corporation and, further, shall be subject to inspection by any stockholder, for any purpose germane to the meeting, during usual business hours, for a period of at least ten (10) days before to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. This list shall also be produced and kept at the time and place of the meeting, and shall be subject to inspection by any stockholder during the whole time of the meeting.

     Section 1.10 Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the certificate of incorporation or by law, any action required by law to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented in writing.

     Section 1.11 Voting by Fiduciaries and Pledgees. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. A person whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent and vote such stock.

                                   ARTICLE II

                               Board of Directors

     Section 2.1 Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board shall consist of not less than five (5) nor more than twenty-five (25) members, the number thereof to be determined from time to time by the Board. Directors need not be stockholders, unless the certificate of incorporation so requires.

     Section 2.2 Election; Term of Office; Resignation; Removal; Vacancies. Each director shall hold office until the annual meeting of stockholders next succeeding his

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election and until his successor is elected and qualified or until his death, resignation or removal. Any director may resign at any time upon written notice to the Board of Directors or to the President, any Vice President, or the Secretary of the corporation. A resignation shall take effect at the time it specifies, and unless otherwise specified in the resignation, no acceptance of the resignation is necessary to make it effective. Any director may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors except that whenever the holders of any class are entitled by the certificate of incorporation to elect one or more directors, the director or directors so elected may be removed with or without cause by a majority of the holders of the outstanding shares of that class. Unless otherwise provided in the certificate of incorporation or these bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director.

     Section 2.3 Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without Delaware and at such times as the Board may from time to time determine, and if so determined, notice thereof need not be given.

     Section 2.4 Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the President, or any Executive Vice President. Except as otherwise provided in the certificate of incorporation, meetings of the Board of Directors may be held at such places within or without Delaware as a majority of the directors may direct. Notice of all special meetings of the Board of Directors specifying the place, day and hour shall be given to each director at least twenty-four (24) hours before the day and time named for the meeting, either (i) personally (including by phone) or (ii) by sending a copy thereof by mail or by telegram, charges prepaid, facsimile, e-mail or other electronic or wireless means, charges prepaid, to his address, facsimile number or e-mail address, as the case may be, appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice. Notice may also be given by any other means permitted by law. Any oral notice given personally or by telephone may be communicated either to the director or to the person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. When a meeting of directors is adjourned, notice need not be given of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken.

     Section 2.5 Participation in Meetings by Conference Telephone. Unless otherwise restricted by the certificate of incorporation, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone, similar communications equipment by means of which all persons participating in the meeting can hear each other or by any other means permitted by law.

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     Section 2.6 Quorum; Vote Required for Action. A majority of the directors in office is necessary to constitute a quorum for the transaction of business, and the acts of a majority of the Directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors. If at any meeting a quorum is not present, the meeting may be adjourned from time to time until a quorum is present.

     Section 2.7 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in the absence of the Chairman of the Board, by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as Secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as Secretary of the meeting.

     Section 2.8 Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of Directors.

     Section 2.9 Action by Directors Without a Meeting. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 2.10 Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board or the committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterest directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     Section 2.11 Other Powers. In addition to the powers expressly conferred by these bylaws, the Board of Directors may exercise all such powers of the Corporation and do

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all such lawful acts as are not by law, the certificate of incorporation or these bylaws required to be exercised or done by the stockholders.

                                   ARTICLE III

                                    Committee

     Section 3.1 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but, except to the extent otherwise provided by law, no such committee may (i) approve or adopt or recommend to the stockholders any action or matter that the Delaware General Corporation Law requires stockholders to approve or (ii) adopt, amend or repeal any bylaw of the Corporation.

     Section 3.2 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for conducting its business. In the absence of a provision by the Board or a provision in the rules of a committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to
Article II of these bylaws.

                                   ARTICLE IV

                                    Officers

     Section 4.1 Officers; Election. As soon as practicable after every annual meeting of stockholders, the Board of Directors shall elect a Chief Executive Officer and/or a President and Chief Operating Officer and a Secretary, and it may, if it so determines, elect from among its members, a Chairman of the Board and a Vice Chairman of the Board. The Board may also elect one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, a Chief Financial Officer, a Chief Accounting Officer and such other officers as the Board may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. In addition to the officers elected by the Board in accordance with this Section 4.1, the Company may have one or more appointed Vice Presidents, Assistant Secretaries or Assistant Treasurers. Such Vice Presidents, Assistant Secretaries or Assistant Treasurers may be appointed by the Chairman of the Board, the Chief Executive Officer, the President and Chief Operating Officer or an Executive Vice President. Vice Presidents, Assistant Secretaries or Assistant Treasurers appointed by the Chairman of the Board, the President and Chief Operating Officer or an Executive Vice President may be removed in accordance with Section 4.2 or by the Chairman or the President and Chief Operating Officer. Any number of offices may be held by the same person.

     Section 4.2 Term of Office; Resignation; Removal; Vacancies. Except as otherwise provided in the resolution of the Board of Directors electing him, each officer shall hold office until the first meeting of the Board after the annual meeting of the stockholders next succeeding his election, and until his successor is elected and qualified, or until his earlier resignation or removal. An officer may resign at any time upon written notice to the Board, the Chief Executive Officer, the President and Chief Operating Officer or the Secretary of the Company. A resignation shall take effect at the time it specifies, and unless otherwise specified in the resignation, no acceptance of the resignation is necessary to make it effective. The Board may remove any officer with or without cause at any time. Any removal shall be without prejudice to the contractual rights of the officer, if any, with the Company, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting.

     Section 4.3 Powers and Duties. The officers of the Company shall have such powers and duties in managing the Company as shall be stated in these bylaws or in a resolution of the Board of Directors not inconsistent with these bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

     Section 4.4 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders at which he is present and shall have and may exercise such powers as may, from time to time, be assigned to him by the Board and as may be provided by law. In the absence of the Chairman of the Board at any meeting, the Board may appoint any Board member to act as Chairman at any such meeting.

     Section 4.5 Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Company and shall have general charge and supervision of the business of the Company and, in general, shall perform all duties incident to the office of chief executive officer of a corporation and such other duties as may, from time to time, be assigned to him by the Board or as may be provided by law.

     Section 4.6 President and Chief Operating Officer. The President and Chief Operating Officer, at the request or in the absence of the Chief Executive Officer or during the Chief Executive Officer's inability to act, shall perform the duties of the Chief Executive Officer and when so acting shall have the powers of the Chief Executive Officer. The President and Chief Operating Officer shall, subject to the direction of the Chief Executive Officer and the Board of Directors, have general charge and supervision of the business of the Company and, in general, shall perform all duties incident to the office of president and chief operating officer of a corporation and such other duties as may, from time to time, be assigned to him by the Board or the Chief Executive Officer or as may be provided by law.

     Section 4.7 Vice Presidents. The Vice President or Vice Presidents, at the request or in the absence of the President and Chief Operating Officer or during the President or Chief Operating Officer's inability to act, shall perform the duties of the President and Chief Operating Officer and when so acting shall have the powers of the President and Chief Operating Officer. If there be more than one Vice President, the Chief Executive Officer or Board of Directors may determine which one or more of the Vice Presidents shall perform any of such duties; or if such determination is not made by the Board, the Chief Executive Officer or President and Chief Operating Officer may make such determination; otherwise any of the Executive Vice Presidents may perform any of such duties. The Vice President or Vice Presidents shall have such other powers and shall perform such other duties as may, from time to time, be assigned to him or them by the Board, the Chief Executive Officer or the President and Chief Operating Officer or as may be provided by law. Vice Presidents shall include Executive Vice Presidents, Senior Vice Presidents, other similarly designated Vice Presidents, and Vice Presidents.

     Section 4.8 Secretary. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose, shall see that all notices are duly given in accordance with the provisions of these bylaws or as required by law, shall be custodian of the records of the Company, may affix the corporate seal to any document the execution of which, on behalf of the Company, is duly authorized, and when so affixed may attest the same, and, in general, shall perform all duties incident to the office of Secretary of a corporation and such other duties as may, from time to time, be assigned to him by the Board or the Chief Executive Officer or as may be provided by law.

     Section 4.9 Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Company and shall deposit or cause to be deposited, in the name of the Company, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board of Directors. If required by the Board, the Treasurer shall give a bond for the faithful discharge of his duties, with such surety or sureties as the Board may determine. The Treasurer shall keep or cause to be kept complete and

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accurate records of all receipts and disbursements of the Company, shall render to the Chief Executive Officer and to the Board, whenever requested, an account of the financial condition of the Company, and, in general, shall perform all the duties incident to the office of treasurer of a corporation and such other duties as may, from time to time, be assigned to him by the Board or the Chief Executive Officer or as may be provided by law.

     Section 4.10 Chief Financial Officer. The Chief Financial Officer shall be the chief financial officer of the Company and shall be responsible for maintaining the financial integrity of the Company, shall prepare the budget, financial plans and financial statements and reports for the Company and shall monitor the financial performance of the Company and its subsidiaries. The Chief Financial Officer shall perform all such duties as are incident to the office of chief financial officer or as may be assigned to him by the Board, the Chief Executive Officer or the President and Chief Operating Officer or as may be provided by law.

     Section 4.11 Chief Accounting Officer. The Chief Accounting Officer shall be the chief accounting officer of the Company and shall be responsible for the systems of financial control, the maintenance of accounting records, and the preparation of financial statements of the Company. The Chief Accounting Officer shall prepare and submit regular reports to the Board of Directors when and as desired, and in general, shall perform all duties incident to the office of chief accounting officer or as may be assigned to him by the Board, the Chief Executive Officer or the President and Chief Operating Officer or as may be provided by law.

     Section 4.12 Other Officers. Any other officers of the Company shall have such powers and duties in managing the Company as shall be stated in a resolution of the Board of Directors, or the as determined by the Chairman of the Board or the Chief Executive Officer, which is not inconsistent with these bylaws and, to the extent not so stated or determined, as generally pertain to their respective offices, subject to the control of the Board. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

                                    ARTICLE V

                                      Stock

     Section 5.1 Certificates. Every holder of the stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, or the President or any Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number and class of shares owned by him in the Corporation. Any of the signatures on the certificate may be a facsimile. If any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate ceases

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to be such officer, transfer agent, or registrar before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

     Section 5.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed. When authorizing such issuance, the Board of Directors may require the owner of the lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                   ARTICLE VI

                                 Indemnification

     Section 6.1 Indemnification. Except to the extent prohibited by law, the corporation shall indemnify (including without limitation indemnification for all expenses (including attorneys fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding) any person made, or threatened to be made, a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("an Action") by reason of the fact that the person or such person's representative is or was a director or officer of the Corporation, and may indemnify (including without limitation indemnification for all expenses (including attorneys fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding) any person made, or threatened to be made, a party to any Action by reason of the fact that he is or was an employee or agent of the Corporation or serves or served as a director, officer, employee, or agent of any other enterprise at the request of the Corporation. This indemnification shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise. The Corporation may, but shall have no obligation to, purchase insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation against any liability asserted against or incurred by him in any such capacity, or arising out of his status as such to the extent permitted by law. Such insurance may be provided by the Corporation at the sole discretion of the Board of Directors.

     Section 6.2 Right to Advancement of Defense Expenses. Expenses (including fees and expenses of counsel selected by the person entitled to indemnification described in Section 6.1) incurred in defending any action shall be paid by the Corporation in advance upon the written request of such person if he shall undertake to repay such amounts advanced to the extent that a court of competent jurisdiction ultimately determines that such person is not entitled to indemnification under this Article or otherwise, unless the

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Board of Directors or independent legal counsel reasonably determines that such person deliberately breached his duty to the Corporation or its shareholders. Such person's expenses incurred in connection with successfully establishing his right to indemnification, in whole or part, in any such proceeding shall also be indemnified by the Corporation.

     Section 6.3 Right to Indemnification. The right to indemnification and advances as provided in this Article VI shall be a contractual right. Indemnification under this Article VI shall continue as to a person eligible to be indemnified even though he may have ceased to be a director or officer, and shall inure to the benefit of the heirs and legal representatives of persons entitled to indemnity hereunder, and shall be applicable to any Action commenced after the adoption hereof, whether arising from acts or omissions occurring before or after adoption hereof. Any repeal or modification of this Article VI shall not affect any rights or obligations then existing.

                                   ARTICLE VII

                                  Miscellaneous

     Section 7.1 Fiscal Year. The fiscal year of the Corporation shall begin on January 1 and end on December 31 of each calendar year, commencing with the fiscal year ended December 31, 1998.

     Section 7.2 Office. The registered office of the Corporation shall be 229 South State Street, City of Dover, County of Kent, State of Delaware, or any other location within Delaware which the Board of Directors may determine.

     Section 7.3 Registered Agent. The registered agent of the Corporation shall be The Prentice-Hall Corporation System, Inc., or such other individual or domestic corporation (including the Corporation) as the Board of Directors may designate.

     Section 7.4 Seal. The Corporation may have a corporate seal which shall have inscribed thereon the name of the Corporation, and shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed, or in any other manner reproduced.

     Section 7.5 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

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     Section 7.6 Waiver of Notice of Meetings of Stockholders, Directors and
Committees. Whenever any written notice is required to be given by law, the Certificate of Incorporation or these bylaws, a waiver thereof in writing, signed by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Unless otherwise required by the certificate of incorporation, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting. The attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of the meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

     Section 7.7 Amendment of Bylaws. These bylaws may be amended or repealed, and new bylaws adopted, by the Board of Directors, but the stockholders entitled to vote may adopt additional bylaws and may amend or repeal any bylaw whether or not adopted by them.

                                  ARTICLE VIII

                       Nominating and Proposal Procedures

     Section 8.1 Without limiting any other notice requirements imposed by law, the certificate of incorporation or these bylaws, any nomination for election to the Board or other proposal to be presented by any stockholder at a stockholders' meeting (the "Proponent") will be properly presented only if written notice of the Proponent's intent to make such nomination or proposal has been personally delivered to and otherwise in fact received by the Secretary of the Corporation not later than (i) for the annual meeting, at least 120 days prior to the anniversary date of the mailing of the proxy statement for the immediately preceding year's annual meeting, provided however, that if the date of the annual meeting is more than 45 days before or after the anniversary date of the immediately preceding annual meeting, the notice must have been received on or before the 15th day after the public announcement, by SEC filing, press release or otherwise, by the Corporation of the date of the annual meeting, or
(ii) for any special meeting, the close of business on the tenth day after notice of such meeting is first given to stockholders; provided, however, that nothing contained herein shall limit or restrict the right of any stockholder to present at a stockholders' meeting any proposal made by such stockholder in accordance with Rule 14a-8 promulgated pursuant to the Securities Exchange Act of 1934, as amended, as it may hereafter be amended, or any successor rule. Such notice by the Proponent to the Corporation shall set forth in reasonable detail information concerning the nominee (in the case of a nomination for election to the Board of Directors) or the substance of the proposal (in the case of any other stockholder proposal), and shall include: (a) the name and residence address and business address of the stockholder who intends to present the nomination or other proposal or of any person who participates or is expected to participate in making such nomination and of the person or persons, if any, to be nominated and the principal occupation or employment and the name, type of business and address of the business and address of the corporation or other organization in which such employment is carried on of each such stockholder, participant and nominee; (b) a representation that the Proponent is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the nomination or other proposal specified in the notice; (c) a description of all arrangements or understandings between the Proponent and any other person or persons (naming such person or persons) pursuant to which the nomination or other proposal is to be made by the Proponent; (d) such other information regarding each proposal and each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nomination or other proposal been made by the Board of Directors; and (e) the consent of each nominee, if any, to serve as a director of the Corporation if elected. Within fifteen (15) days following the receipt by the Secretary of a notice of nomination or proposal pursuant hereto, the Secretary shall advise the Proponent in writing of any deficiencies in the notice and of any additional information the Corporation is requiring to determine the eligibility of the proposed nominee or the substance of the proposal. A Proponent who has been notified of deficiencies in the notice of nomination or proposal and/or of the need for additional information shall cure such deficiencies and/or provide such additional information within fifteen
(15) days after receipt of the notice of such deficiencies and/or the need for additional information. The presiding officer of a meeting of stockholders may, in his or her sole discretion, refuse to acknowledge a nomination or other proposal presented by any person that does not comply with the foregoing procedure and, upon his or her instructions, all votes cast for such nominee or with respect to such proposal may be disregarded.

                                   ARTICLE IX

                        Non-Applicability of Section 203
                     of the Delaware General Corporation Law

     Section 9.1 Section 203 of the General Corporation Law of Delaware shall not apply to the Corporation.

                                    ARTICLE X

                  Non-Applicability of Section 141(c)(1) of the
                        Delaware General Corporation Law

     Section 10.1 Section 141(c)(1) of the General Corporation Law of Delaware shall not apply to the Corporation, as the Corporation, by resolution adopted by the Board, has elected to be governed by Section 141(c)(2) of the General Corporation Law of Delaware.

(As amended through January 23, 2003)